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                           AGREEMENT FOR SALE OF STOCK

This agreement is made and entered into this 20th day of August, 2000, by and between Covalent Partners, LLC, a Delaware limited liability company (Seller) and Kenneth Borow, M.D. (Buyer).

WHEREAS, Seller is the owner of Four Hundred Sixty Thousand (460,000) shares of the common stock (the Stock) of Covalent Group, Inc. (Covalent) that Seller wishes to sell; and

WHEREAS, Buyer wishes to purchase the Stock from Seller, and Seller wishes to sell the Stock to Buyer on the terms set forth in this Agreement;

NOW, THEREFORE, Buyer and Seller agree as follows:

1. Seller shall sell the Stock to Buyer at a purchase price of $3.00 per share, for a total purchase price of $1,380,000.

2. Payment for the Stock shall be in the form of a secured note in the amount of $1,380,000 from Buyer to Seller in the form attached hereto as Appendix A.

3. Upon transfer to Buyer, the Stock shall be subject to the same restrictions as applied to the Stock when held by Seller, and Buyer shall execute and deliver to Seller or to the law firm of Pepper Hamilton, LLP the Investment Representation Letter that is attached to this Agreement as Appendix B.

4. Buyer represents and warrants that he is an accredited investor within the meaning of that term under the securities laws of the United States, and represents specifically that he either: (a) has a net worth of at least $1,000,000 or (b) has had individual income of $200,000 (or $300,000 jointly with his spouse) during 1998 and 1999 and reasonably expects to have individual income of $200,000 (or $300,000 jointly with his spouse) in 2000. Buyer agrees to allow Covalent to rely on this representation.

5. This Agreement may be executed in counterparts by the respective parties. The Agreement shall take effect upon the mutual exchange of faxed signature pages, to be followed by an exchange of originals of the entire Agreement and its Appendices, all of which are completed and executed.

IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first above written.

BUYER                                       SELLER
KENNETH BOROW, M.D.                         COVALENT PARTNERS, LLC

/S/ Kenneth Borrow, M.D.                    /s/ Richard D. Propper, M.D.
---------------------------                 ------------------------------------
                                            Richard D. Propper, MD, Its Manager



                                  Appendix A
                                  ----------


August 20, 2000                                                   $1,380,0000


                             SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Kenneth Borow, M.D. (Borrower), promises to pay to Covalent Partners, LLC (Lender), the aggregate sum of One Million Three Hundred Eighty Thousand Dollars ($1,380,000.00), subject to the following terms and conditions.

1.       Due Date.  Payment in full is due no later than August 21, 2005.

2. Interest. Interest shall accrue at the rate of 7% per annum, commencing on August 21, 2000, and shall accumulate and be due and payable, together with the principal, on August 21, 2005.

3. Security Interest. In order to secure payment of the sums due Lender hereunder, Borrower grants to Lender a security interest in Four Hundred Sixty Thousand (460,000) shares of the Common Stock of Covalent Group, Inc. (the "Stock"), and has delivered to Lender herewith the certificate(s) representing the Stock, together with an assignment separate from certificate executed by Borrower directing Covalent Group, Inc. or its transfer agent to transfer the Stock to Lender. Lender is entitled to direct such transfer in the event of any default hereunder.

4. Expenses of Collection. In the event that Borrower shall be in default under this note he shall be liable for any expenses incurred by Lender in connection with efforts to collect any amount due to Lender hereunder, including reasonable attorney's fees.

5. Nature of Transaction. Borrower agrees and affirms that this note is entered into for commercial purposes and is not made in connection with a personal or consumer transaction.

6. Governing Law. This note shall be governed by the laws of the State of California, without regard to its conflict of laws principles.


IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 20th day of August 2000

Kenneth Borow, M.D.                              COVALENT PARTNERS, LLC




/s/ Kenneth Borrow, M.D.                         Richard D. Propper
------------------------                         ------------------
                                                 Richard D. Propper, Its Manager



                                  Appendix B
                                  ----------


August 21, 2000

Covalent Group, Inc.
1275 Drummers Lane, Suite 1000
Wayne, PA  19087

Re: The purchase of shares of Covalent Group Common Stock from Covalent Partners, LLC

Gentlemen:

The undersigned hereby makes the following acknowledgments with respect to the transfer to him of Four Hundred Sixty Thousand (460,000) shares of the Common Stock of Covalent Group, Inc. (the "Company") from Covalent Partners, LLC (the "Transferor").

The undersigned understands that the shares have not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the shares is to be effected. The undersigned recognizes that the shares being acquired by the undersigned must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The undersigned recognizes that the Company has no obligation to register the shares or to comply with any exemption from such registration.

The undersigned agrees to be bound by all restrictions and obligations with respect to the shares he/she is acquiring to which the Transferor was bound, including any restrictions with respect to the transfer or sale of such shares. The undersigned is aware that the shares may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the undersigned has held the shares for the applicable holding period under Rule
144. Among the conditions for use of the Rule is the availability of current information to the public about the Company. The undersigned understands that the Company has not made such information available and has no present plans to do so.

The undersigned further agrees not to make any disposition of all or any part of the shares being acquired in any event unless and until:

1. The Company shall have received a letter secured by the undersigned from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

2. There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

3. (i) The undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the undersigned shall have furnished the Company with an opinion of counsel for the undersigned to the effect that such disposition will not require registration of such shares under the Act, and (iii) such opinion of counsel for the undersigned shall have been concurred in by the Company's counsel and the Company shall have advised the undersigned of such concurrence.

The undersigned understands and agrees that all certificates evidencing the shares to be issued to the undersigned shall bear the following legends:

     THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER ANY STATE OF FEDERAL SECURITIES LAWS AND IS BEING SOLD PURSUANT TO APPLICABLE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION. THE TRANSFER OF THIS SECURITY IS RESTRICTED. SEE THE ARTICLES OF INCORPORATION, BYLAWS OR SHAREHOLDER AGREEMENT FOR DETAILS.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FUNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.


In addition to the representations and acknowledgements set forth above, the undersigned further represents that he is an accredited investor within the meaning of United States Securities laws.

Very truly yours,



/s/ Kenneth Borow, M.D.
-----------------------
Kenneth Borow, M.D.